Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following registration statements:

(1)	Registration Statement (Form S-8 No. 333-211904) pertaining to the Benefitfocus, Inc. 2016 Employee Stock Purchase Plan;
(2)	Registration Statement (Form S-8 No. 333-192278) pertaining to the 2012 Stock Plan, as amended, and the Amended and Restated 2000 Stock Option Plan of Benefitfocus, Inc.;
(3)	Registration Statement (Form S-8 No. 333-218633) pertaining to the Benefitfocus, Inc. Amended and Restated 2012 Stock Plan;
(4)	Registration Statement (Form S-8 No. 333-233088) pertaining to the Benefitfocus, Inc. Second Amended and Restated 2012 Stock Plan;
(5)	Registration Statement (Form S-8 No. 333-242356) pertaining to the Benefitfocus, Inc. Second Amended and Restated 2012 Stock Plan, as amended; and
(6)	Registration Statement (Form S-3 No. 333-239406).

of our reports dated March 9, 2021, with respect to the consolidated financial statements and schedule of Benefitfocus, Inc. and the effectiveness of internal control over financial reporting of Benefitfocus, Inc. included in this Annual Report (Form 10-K) of Benefitfocus, Inc. for the year ended December 31, 2020.

/s/ Ernst & Young LLP

Charlotte, North Carolina

March 9, 2021